Exhibit 99.1

                2 Bethesda Metro Center, Suite 1530, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com
News Release

Pebblebrook Hotel Trust Reports Third Quarter 2014 Results
Same-Property RevPAR Increased 11.4 Percent and Same-Property EBITDA Increased 21.0 Percent; Adjusted EBITDA Rose 43.1 Percent and Adjusted FFO Per Diluted Share Climbed 47.6 Percent

Bethesda, MD, October 23, 2014 -- Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today reported results for the third quarter ended September 30, 2014. The Company’s results include the following:

	Third Quarter		Nine Months Ended, September 30
	2014	2013	2014	2013
	($ in millions, except per share and RevPAR data)

Net income (loss) to common shareholders	$23.7	$11.3	$38.3	$15.1
Net income (loss) per diluted share to common shareholders	$0.36	$0.18	$0.59	$0.24

Same-Property RevPAR(1)	$225.25	$202.20	$202.36	$184.28
Same-Property RevPAR growth rate	11.4%		9.8%

Same-Property EBITDA(1)	$70.1	$57.9	$162.2	$138.1
Same-Property EBITDA growth rate	21.0%		17.5%
Same-Property EBITDA Margin(1)	36.0%	32.5%	31.9%	29.3%

Adjusted EBITDA(1)	$63.6	$44.4	$146.4	$109.3
Adjusted EBITDA growth rate	43.1%		34.0%

Adjusted FFO (1)	$44.7	$28.3	$97.5	$66.7
Adjusted FFO per diluted share(1)	$0.68	$0.46	$1.50	$1.08
Adjusted FFO per diluted share growth rate	47.6%		38.2%

(1) See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Adjusted EBITDA, Funds from Operations ("FFO"), FFO per share, Adjusted FFO and Adjusted FFO per share.

For the details as to which hotels are included in Same-Property Revenue Per Available Room (“RevPAR”), Average Daily Rate (“ADR”), Occupancy, Revenues, Expenses, EBITDA and EBITDA Margins appearing in the table above and elsewhere in this press release, refer to the Same-Property Inclusion Reference Table later in this press release.

“We’re extremely pleased with our portfolio’s exceptional operating performance during the third quarter, which well exceeded our expectations and the hotel industry’s strong growth,” said Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “Our hotels benefitted from accelerating growth in business and leisure transient travel demand, as well as healthy growth in group demand. In addition, we continue to experience significant increases in inbound international travel, which primarily benefits the major gateway cities, particularly those in which our hotels are located. These positive demand trends, combined with very limited supply growth, allowed our hotels to drive substantial increases in average daily room rates. We expect these favorable trends to continue through the remainder of the year and into 2015 and beyond. As a result of the third quarter’s strong performance, we are increasing our outlook for the U.S. hotel industry and our portfolio.”

Third Quarter Highlights

▪
Same-Property RevPAR: Same-Property RevPAR in the third quarter of 2014 grew 11.4 percent over the same period of 2013 to $225.25. Same-Property ADR rose 8.5 percent to $249.82 from the third quarter of 2013. Same-Property Occupancy increased 2.6 percent to a robust 90.2 percent.

▪
Same-Property EBITDA: The Company’s hotels generated $70.1 million of Same-Property EBITDA for the quarter ended September 30, 2014, rising 21.0 percent compared with the same period of 2013. Same-Property Revenues climbed 9.2 percent, while Same-Property Expenses were held to an increase of just 3.6 percent. As a result, Same-Property EBITDA Margin grew to 36.0 percent for the quarter ended September 30, 2014, expanding 350 basis points compared to the same period last year.

▪	Adjusted EBITDA: The Company’s Adjusted EBITDA increased $19.1 million, or 43.1 percent, to $63.6 million from $44.4 million in the prior year period.

▪	Adjusted FFO: The Company’s Adjusted FFO climbed 57.7 percent to $44.7 million from $28.3 million in the prior year period.

▪
Dividends: On September 15, 2014, the Company declared a regular quarterly cash dividend of $0.23 per share on its common shares, a regular quarterly cash dividend of $0.4921875 per share on its 7.875% Series A Cumulative Redeemable Preferred Shares, a regular quarterly cash dividend of $0.50 per share on its 8.00% Series B Cumulative Redeemable Preferred Shares and a regular quarterly cash dividend of $0.40625 per share on its 6.50% Series C Cumulative Redeemable Preferred Shares.

“Pebblebrook grew Same-Property RevPAR by 11.4 percent, exceeding the industry’s 9.2 percent growth, as we benefited from our strategy of investing primarily in high-barrier-to-entry urban markets in major gateway cities,” added Mr. Bortz. “With Same-Property Expenses being held to just a 3.6 percent increase, Same-Property EBITDA increased 21.0 percent over the prior year as the implementation of our capital reinvestment programs and asset management best practice initiatives continue to drive our strong results. We look forward to continued market share gains as our renovated hotels gain strength amongst their competitors.”

Capital Reinvestment and Asset Management

During the third quarter, the Company invested $16.1 million in capital improvements throughout its portfolio, including the Company’s 49 percent interest in its six hotel joint venture (the “Manhattan Collection”). The Company’s capital improvements included $2.9 million at Radisson Hotel Fisherman’s Wharf, $2.8 million at the W Los Angeles - Westwood, $1.9 million at Hotel Palomar San Francisco, and $1.7 million at the Embassy Suites San Diego Bay - Downtown.

As of the end of the third quarter, the Company has completed the lobby and public space refresh of the 183-room Hotel Monaco, Washington DC.

During the fourth quarter of 2014, the Company expects to commence comprehensive renovations and repositionings at the 355-room Radisson Hotel Fisherman’s Wharf and the 258-room W Los Angeles - Westwood, including the addition of 39 guest rooms at the W Los Angeles - Westwood, and a lobby, atrium and guest room renovation at the 341-room Embassy Suites San Diego Bay - Downtown.

In the first quarter of 2015, the Company will launch a comprehensive renovation of the Hotel Vintage Plaza in Portland, Oregon, to be renamed Hotel Vintage Portland upon completion.

Acquisitions

▪	On July 17, 2014 the Company acquired The Nines Hotel for $127.0 million. The 331-room luxury hotel is well-located across from Pioneer Square in downtown Portland, Oregon.

Year-to-Date Highlights

▪
Same-Property RevPAR, ADR and Occupancy: Same-Property RevPAR for the nine months ended September 30, 2014 climbed 9.8 percent over the same period of 2013 to $202.36. Year-to-date, Same-Property ADR grew 7.8 percent to $234.61 from the comparable period of 2013, while year-to-date Same-Property Occupancy increased 1.8 percent to 86.3 percent.

▪
Same-Property EBITDA: The Company’s hotels generated $162.2 million of Same-Property EBITDA for the nine months ended September 30, 2014, an improvement of 17.5 percent compared with the same period of 2013. Same-Property Revenues grew 7.7 percent, while Same-Property Expenses rose 3.7 percent. As a result, Same-Property EBITDA Margin for the nine months ended September 30, 2014 increased 265 basis points to 31.9 percent as compared to the same period last year.

▪	Adjusted EBITDA: The Company’s Adjusted EBITDA increased 34.0 percent, or $37.1 million, to $146.4 million from $109.3 million in the prior year period.

▪	Adjusted FFO: The Company’s Adjusted FFO climbed 46.2 percent to $97.5 million from $66.7 million in the prior year period.

Balance Sheet

As of September 30, 2014, the Company had $592.3 million in consolidated debt and $225.4 million in unconsolidated, non-recourse, secured debt at weighted-average interest rates of 4.6 percent and 3.6 percent, respectively. The Company’s total combined consolidated and unconsolidated weighted-average interest rate on its debt is 4.4 percent. The Company had $100.0 million outstanding in the form of an unsecured term loan and had no outstanding balance on its $200.0 million senior unsecured revolving credit facility. As of September 30, 2014, the Company had $137.2 million of consolidated cash, cash equivalents and restricted cash and $17.1 million of unconsolidated cash, cash equivalents and restricted cash. The unconsolidated debt, cash, cash equivalents and restricted cash amounts represent the Company’s 49 percent interest in the Manhattan Collection.

As of September 30, 2014, as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 2.6 times and total net debt to trailing 12-month corporate EBITDA was 3.4 times. The Company’s total debt to total gross assets ratio was 31 percent. Excluding its interest in the unconsolidated Manhattan Collection, the Company’s fixed charge coverage ratio was 2.6 times, total net debt to trailing 12-month corporate EBITDA was 2.7 times and total debt to total assets ratio was 28 percent.

Capital Markets

During and subsequent to the end of the third quarter, the Company completed several capital transactions with proceeds utilized to repay the outstanding balance on its credit facility, maintain its strong balance sheet, and provide capital for major renovations, repositioning projects and potential future opportunities.

▪	On September 9, 2014, the Company completed an underwritten public offering of 3,450,000 common shares at a price per share of $38.15, resulting in net proceeds of $131.4 million.

▪
On September 30, 2014, the Company completed an underwritten public offering of 1,000,000 additional shares of its 6.50% Series C Cumulative Redeemable Preferred Shares at a price per share of $25.00, resulting in net proceeds of $24.5 million.

▪
On October 16, 2014, the Company amended and restated its unsecured revolving credit facility. The amended credit facility was increased to up to $600 million and is comprised of a $300 million unsecured revolving credit facility, a five-year, $100 million unsecured term loan, and a 180-day option to draw down an additional $200 million in unsecured term loan proceeds. The pricing on the amended credit facility has been significantly reduced, the revolving facility now matures in January 2019 with options to extend the maturity date to January 2020, and the term loan now matures in January 2020.

▪	During the third quarter of 2014, the Company issued and sold 400,000 common shares under its ATM offering program at an average price of $38.09 per share, for total net proceeds of $15.0 million.

“We’re very pleased with our continued ability to access the capital markets,” commented Raymond D. Martz, Chief Financial Officer of Pebblebrook Hotel Trust. “Our amended credit facility lowers our cost of debt, increases our borrowing capacity, extends our debt maturities, and expands our bank group. We appreciate and value the continued strong support of our banking partners.”

2014 Outlook

The Company has increased its outlook for 2014, incorporating the Company’s third quarter performance, the expected impact of the Company’s various capital investment projects, capital markets transactions, including the additional preferred and common share issuances, and it assumes continued improvement in economic activity, positive business travel trends and other significant assumptions. The Company’s revised outlook for 2014 is as follows:

	2014 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)
Net income to common shareholders	$41.4	$43.4
Net income per share to common shareholders, diluted	$0.63	$0.66

Adjusted EBITDA	$191.6	$193.6

Adjusted FFO	$124.0	$126.0
Adjusted FFO per diluted share	$1.87	$1.90

This 2014 outlook is based, in part, on the following estimates and assumptions:

U.S. GDP growth rate	2.0%	2.5%
U.S. Hotel Industry RevPAR growth rate	7.5%	8.0%

Same-Property RevPAR	$198	$199
Same-Property RevPAR growth rate	8.25%	8.75%

Same-Property EBITDA	$213.0	$215.0
Same-Property EBITDA Margin	31.5%	31.8%
Same-Property EBITDA Margin growth rate	225 bps	250 bps

Corporate cash general and administrative expenses	$15.0	$15.0
Corporate non-cash general and administrative expenses	$9.0	$9.0

Total capital investments related to renovations, capital maintenance and return on investment projects	$50.0	$60.0

Weighted-average fully diluted shares and units	66.3	66.3

The Company’s outlook for the fourth quarter of 2014 is as follows:

	Fourth Quarter 2014 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)

Same-Property RevPAR	$190	$192
Same-Property RevPAR growth rate	5.00%	6.00%

Same-Property EBITDA	$50.8	$52.8
Same-Property EBITDA Margin	30.4%	30.9%
Same-Property EBITDA Margin growth rate	100 bps	150 bps

Adjusted EBITDA	$45.2	$47.2

Adjusted FFO	$26.4	$28.4
Adjusted FFO per diluted share	$0.38	$0.41

Weighted-average fully diluted shares and units	69.8	69.8

The Company’s outlook for the fourth quarter 2014 includes the Company’s 49 percent pro rata interest in the Manhattan Collection.

The Company’s estimates and assumptions for Same-Property RevPAR, Same-Property RevPAR growth rate, Same-Property EBITDA, Same-Property EBITDA Margin and Same-Property EBITDA Margin growth rate for 2014 include the hotels owned as of September 30, 2014, as if they had been owned by the Company for all of 2013 and 2014, except for the Prescott Hotel and The Nines Hotel, which are not included in the first and second quarters of 2013 and 2014. The Company’s 2014 outlook assumes no additional acquisitions beyond the hotels the Company owned as of September 30, 2014.

Earnings Call

The Company will conduct its quarterly analyst and investor conference call on Friday, October 24, 2014 at 9:00 AM EDT. To participate in the conference call, please dial (888) 539-3678 approximately ten minutes before the call begins. Additionally, a live webcast of the conference call will be available through the Company’s website. To access the webcast, log on to http://www.pebblebrookhotels.com ten minutes prior to the conference call. A replay of the conference call webcast will be archived and available online through the Investor Relations section of http://www.pebblebrookhotels.com.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 31 hotels, including 25 wholly owned hotels with a total of 6,046 guest rooms and a 49% joint venture interest in six hotels with a total of 1,775 guest rooms. The Company owns, or has an ownership interest in, hotels located in ten states and the District of Columbia, including: Los Angeles, California (Hollywood, Santa Monica, West Hollywood and Westwood); San Diego, California; San Francisco, California; Miami, Florida; Buckhead, Georgia; Bethesda, Maryland; Boston, Massachusetts; Minneapolis, Minnesota; New York, New York; Portland, Oregon; Philadelphia, Pennsylvania; Columbia River

Gorge, Washington; Seattle, Washington; and Washington, DC. For more information, please visit us at www.pebblebrookhotels.com and follow us on Twitter at @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: projections and forecasts of U.S. GDP growth, U.S. hotel industry RevPAR growth, the Company’s net income, FFO, EBITDA, Adjusted FFO, Adjusted EBITDA, RevPAR, EBITDA Margin and EBITDA Margin growth, and the Company’s expenses, share count or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions or services; forecasts of the Company’s future economic performance and its share of future markets; forecasts of hotel industry performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of October 23, 2014. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###

Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except for share and per share data)

	September 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
Assets:
Investment in hotel properties, net	$1,879,271	$1,717,611
Investment in joint venture	256,274	260,304
Ground lease asset, net	23,478	19,217
Cash and cash equivalents	119,307	55,136
Restricted cash	17,915	16,482
Hotel receivables (net of allowance for doubtful accounts of $215 and $270, respectively)	30,137	16,850
Deferred financing costs, net	3,726	4,736
Prepaid expenses and other assets	37,999	26,595
Total assets	$2,368,107	$2,116,931

LIABILITIES AND EQUITY

Liabilities:
Senior unsecured revolving credit facility	$—	$—
Term loan	100,000	100,000
Mortgage debt (including mortgage loan premium of $4,913 and $5,888, respectively)	497,235	454,247
Accounts payable and accrued expenses	88,792	61,428
Advance deposits	11,287	8,432
Accrued interest	2,054	1,945
Distribution payable	22,159	15,795
Total liabilities	721,527	641,847
Commitments and contingencies
Equity:
Preferred shares of beneficial interest, $0.01 par value (liquidation preference $350,000 at September 30, 2014 and $325,000 at December 31, 2013), 100,000,000 shares authorized; 14,000,000 and 13,000,000 shares issued and outstanding at September 30, 2014 and at December 31, 2013, respectively	140	130
Common shares of beneficial interest, $.01 par value, 500,000,000 shares authorized; 67,614,929 issued and outstanding at September 30, 2014 and 63,709,628 issued and outstanding at December 31, 2013	676	637
Additional paid-in capital	1,717,853	1,541,138
Accumulated other comprehensive income (loss)	954	1,086
Distributions in excess of retained earnings	(76,910)	(69,652)
Total shareholders’ equity	1,642,713	1,473,339
Non-controlling interests	3,867	1,745
Total equity	1,646,580	1,475,084
Total liabilities and equity	$2,368,107	$2,116,931

Pebblebrook Hotel Trust
Consolidated Statement of Operations
($ in thousands, except for share and per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013

Revenues:
Hotel operating revenues:
Room	$120,934	$90,093	$306,887	$240,632
Food and beverage	38,577	32,900	106,442	99,291
Other operating	10,165	8,241	29,513	22,526
Total revenues	$169,676	$131,234	$442,842	$362,449

Expenses:
Hotel operating expenses:
Room	$27,807	$22,063	$75,561	$61,768
Food and beverage	27,596	24,705	76,562	74,180
Other direct	3,687	3,619	10,812	10,344
Other indirect	40,192	32,629	110,951	92,893
Total hotel operating expenses	99,282	83,016	273,886	239,185
Depreciation and amortization	17,396	13,971	49,514	40,747
Real estate taxes, personal property taxes, property insurance and ground rent	9,539	7,991	26,847	22,900
General and administrative	7,208	4,253	18,946	12,838
Hotel acquisition costs	475	268	996	1,429
Total operating expenses	133,900	109,499	370,189	317,099
Operating income (loss)	35,776	21,735	72,653	45,350
Interest income	645	670	1,880	1,964
Interest expense	(7,278)	(6,074)	(19,609)	(17,457)
Equity in earnings (loss) of joint venture	3,450	2,284	4,470	2,492
Income (loss) before income taxes	32,593	18,615	59,394	32,349
Income tax (expense) benefit	(2,154)	(1,088)	(1,941)	(137)
Net income (loss)	30,439	17,527	57,453	32,212
Net income (loss) attributable to non-controlling interests	274	112	537	211
Net income (loss) attributable to the Company	30,165	17,415	56,916	32,001
Distributions to preferred shareholders	(6,428)	(6,100)	(18,591)	(16,872)
Net income (loss) attributable to common shareholders	$23,737	$11,315	$38,325	$15,129

Net income (loss) per share attributable to common shareholders, basic and diluted	$0.36	$0.18	$0.59	$0.24
Weighted-average number of common shares, basic	64,859,494	61,179,524	64,133,134	61,086,834
Weighted-average number of common shares, diluted	65,346,188	61,347,863	64,613,449	61,279,252

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO, EBITDA, Adjusted FFO and Adjusted EBITDA
($ in thousands, except per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Net income (loss)	$30,439	$17,527	$57,453	$32,212
Adjustments:
Depreciation and amortization	17,353	13,928	49,383	40,619
Depreciation and amortization from joint venture	2,269	2,022	6,720	6,776
FFO	$50,061	$33,477	$113,556	$79,607
Distribution to preferred shareholders	$(6,428)	$(6,100)	$(18,591)	$(16,872)
FFO available to common share and unit holders	$43,633	$27,377	$94,965	$62,735
Hotel acquisition costs	475	268	996	1,429
Non-cash ground rent	620	665	1,645	2,405
Amortization of Class A LTIP units	395	395	1,185	1,185
Management/franchise contract transition costs	—	107	71	304
Interest expense adjustment for above market loan	(827)	(502)	(1,904)	(1,374)
Capital lease adjustment	122	—	162	—
Non-cash amortization of acquired intangibles	235	—	390	—
Adjusted FFO available to common share and unit holders	$44,653	$28,310	$97,510	$66,684

FFO per common share - basic	$0.67	$0.44	$1.47	$1.02
FFO per common share - diluted	$0.66	$0.44	$1.46	$1.02
Adjusted FFO per common share - basic	$0.68	$0.46	$1.51	$1.08
Adjusted FFO per common share - diluted	$0.68	$0.46	$1.50	$1.08

Weighted-average number of basic common shares and units	65,467,485	61,560,633	64,741,125	61,467,943
Weighted-average number of fully diluted common shares and units	65,954,179	61,728,972	65,221,440	61,660,361

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013

Net income (loss)	$30,439	$17,527	$57,453	$32,212
Adjustments:
Interest expense	7,278	6,074	19,609	17,457
Interest expense from joint venture	2,302	2,306	6,836	6,601
Income tax expense (benefit)	2,154	1,088	1,941	137
Depreciation and amortization	17,396	13,971	49,514	40,747
Depreciation and amortization from joint venture	2,269	2,022	6,720	6,776
EBITDA	$61,838	$42,988	$142,073	$103,930
Hotel acquisition costs	475	268	996	1,429
Non-cash ground rent	620	665	1,645	2,405

Amortization of Class A LTIP units	395	395	1,185	1,185
Management/franchise contract transition costs	—	107	71	304
Non-cash amortization of acquired intangibles	235	—	390	—
Adjusted EBITDA	$63,563	$44,423	$146,360	$109,253

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

The Company also evaluates its performance by reviewing Adjusted EBITDA and Adjusted FFO, because it believes that adjusting EBITDA and FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDA and FFO for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDA and Adjusted FFO:

- Hotel acquisition costs: The Company excludes acquisition transaction costs expensed during the period because it believes that including these costs in EBITDA and FFO does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Amortization of Class A LTIP units: The Company excludes the non-cash amortization of LTIP Units expensed during the period.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in EBITDA and FFO does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for above-market loans: The Company excludes interest expense adjustment for above-market loans assumed in connection with acquisitions, because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Capital lease adjustment: The Company excludes the effect of non-cash interest expense from capital leases because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.

The Company’s presentation of FFO in accordance with the NAREIT White Paper and EBITDA, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The table above is a reconciliation of the Company’s FFO and EBITDA calculations to net income in accordance with GAAP.

Pebblebrook Hotel Trust
Manhattan Collection Statements of Operations
(Reflects the Company's 49% ownership interest in the Manhattan Collection)
($ in thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Revenues:
Hotel operating revenues:
Room	$21,301	$19,284	$57,070	$53,193
Food and beverage	1,471	1,318	5,447	4,652
Other operating	614	614	2,015	1,870
Total revenues	23,386	21,216	64,532	59,715

Expenses:
Total hotel expenses	15,331	14,471	46,386	43,591
Depreciation and amortization	2,269	2,022	6,720	6,776
Total operating expenses	17,600	16,493	53,106	50,367
Operating income (loss)	5,786	4,723	11,426	9,348
Interest income	1	25	2	58
Interest expense	(2,302)	(2,306)	(6,836)	(6,601)
Other	(35)	(158)	(122)	(313)
Equity in earnings of joint venture	$3,450	$2,284	$4,470	$2,492

Debt:	Fixed Interest Rate	Loan Amount
Mortgage(1)	3.61%	$225,400
Cash and cash equivalents		(11,256)
Net Debt		214,144
Restricted cash		(5,828)
Net Debt less restricted cash		$208,316

(1) Does not include the Company's pro rata interest of the $50.0 million preferred capital the Company made to the joint venture, in which Pebblebrook has a 49% ownership interest.

Notes:

These operating results reflect the Company's 49% ownership interest in the Manhattan Collection. The Manhattan Collection consists of the following six hotels: Affinia Manhattan, Affinia 50, Affinia Dumont, Affinia Shelburne, Affinia Gardens and The Benjamin. The operating results for the Manhattan Collection only include 49% of the results for the six properties to reflect the Company's 49% ownership interest in the hotels. Any differences are a result of rounding.

The information above has not been audited and has been presented only for informational purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Entire Portfolio
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Total Portfolio
Same-Property Occupancy	90.2%	87.8%	86.3%	84.7%
Increase/(Decrease)	2.6%		1.8%
Same-Property ADR	$249.82	$230.17	$234.61	$217.59
Increase/(Decrease)	8.5%		7.8%
Same-Property RevPAR	$225.25	$202.20	$202.36	$184.28
Increase/(Decrease)	11.4%		9.8%

Notes:

This schedule of hotel results for the three months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2014. This schedule of hotel results for the nine months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2014, except for the Prescott Hotel and The Nines Hotel, for Q1 and Q2 in both 2014 and 2013. Results for the Manhattan Collection reflect the Company's 49% ownership interest. These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Wholly Owned
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Total Portfolio
Same-Property Occupancy	89.8%	87.6%	85.7%	84.2%
Increase/(Decrease)	2.5%		1.9%
Same-Property ADR	$244.18	$223.62	$229.25	$210.88
Increase/(Decrease)	9.2%		8.7%
Same-Property RevPAR	$219.36	$195.92	$196.58	$177.54
Increase/(Decrease)	12.0%		10.7%

Notes:

This schedule of hotel results for the three months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2014, except for the Company's 49% ownership interest in the Manhattan Collection, for both 2014 and 2013. This schedule of hotel results for the nine months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2014, except for the Prescott Hotel and The Nines Hotel, for Q1 and Q2 in both 2014 and 2013, and the Company's 49% ownership interest in the Manhattan Collection, for both 2014 and 2013. These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Manhattan Collection
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Total Portfolio
Same-Property Occupancy	92.5%	89.5%	89.6%	88.1%
Increase/(Decrease)	3.3%		1.7%
Same-Property ADR	$287.94	$275.76	$268.29	$260.59
Increase/(Decrease)	4.4%		3.0%
Same-Property RevPAR	$266.21	$246.84	$240.35	$229.46
Increase/(Decrease)	7.8%		4.7%

Notes:

This schedule of hotel results for the three months ended September 30 includes only information for the six hotels that comprise the Manhattan Collection as of September 30, 2014. This schedule of hotel results for the nine months ended September 30 includes only information for the six hotels that comprise the Manhattan Collection as of September 30, 2014. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results - Entire Portfolio
($ in thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013

Same-Property Revenues:
Rooms	$143,345	$128,100	$363,766	$328,962
Food and beverage	40,723	39,536	112,420	112,643
Other	10,798	10,794	31,668	29,954
Total hotel revenues	194,866	178,430	507,854	471,559

Same-Property Expenses:
Rooms	$34,312	$32,420	$93,952	$88,251
Food and beverage	29,457	30,017	81,799	85,075
Other direct	3,801	3,955	11,142	11,279
General and administrative	15,495	14,570	42,754	40,448
Sales and marketing	12,981	12,345	35,965	33,955
Management fees	6,010	5,789	15,675	14,951
Property operations and maintenance	5,510	5,324	15,759	14,903
Energy and utilities	4,812	4,389	13,186	11,956
Property taxes	7,563	7,028	22,266	20,395
Other fixed expenses	4,835	4,659	13,204	12,288
Total hotel expenses	124,776	120,496	345,702	333,501

Same-Property EBITDA	$70,090	$57,934	$162,152	$138,058

Same-Property EBITDA Margin	36.0%	32.5%	31.9%	29.3%

Notes:

This schedule of hotel results for the three months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2014. This schedule of hotel results for the nine months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2014, except for the Prescott Hotel and The Nines Hotel, for Q1 and Q2 in both 2014 and 2013. Results for the Manhattan Collection reflect the Company's 49% ownership interest. These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results - Wholly Owned
($ in thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013

Same-Property Revenues:
Rooms	$122,043	$108,816	$306,697	$275,769
Food and beverage	39,252	38,219	106,973	107,991
Other	10,186	10,178	29,651	28,084
Total hotel revenues	171,481	157,213	443,321	411,844

Same-Property Expenses:
Rooms	$28,094	$26,791	$75,469	$71,406
Food and beverage	28,121	28,551	76,951	80,271
Other direct	3,702	3,831	10,829	10,927
General and administrative	13,415	12,662	36,567	34,597
Sales and marketing	11,727	11,061	32,117	30,201
Management fees	5,307	5,122	13,717	13,070
Property operations and maintenance	4,679	4,526	13,262	12,616
Energy and utilities	4,086	3,783	11,010	9,988
Property taxes	5,604	5,165	16,553	14,908
Other fixed expenses	4,711	4,531	12,840	11,926
Total hotel expenses	109,446	106,023	299,315	289,910

Same-Property EBITDA	$62,035	$51,190	$144,006	$121,934

Same-Property EBITDA Margin	36.2%	32.6%	32.5%	29.6%

Notes:

This schedule of hotel results for the three months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2014, except for the Company's 49% ownership interest in the Manhattan Collection, for both 2014 and 2013. This schedule of hotel results for the nine months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2014, except for the Prescott Hotel and The Nines Hotel, for Q1 and Q2 in both 2014 and 2013, and the Company's 49% ownership interest in the Manhattan Collection, for both 2014 and 2013. These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results - Manhattan Collection
($ in thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Same-Property Revenues:
Rooms	$21,301	$19,284	$57,070	$53,193
Food and beverage	1,471	1,318	5,447	4,652
Other	614	614	2,015	1,870
Total hotel revenues	23,386	21,216	64,532	59,715

Same-Property Expenses:
Rooms	$6,218	$5,629	$18,483	$16,846
Food and beverage	1,336	1,466	4,849	4,803
Other direct	97	123	310	353
General and administrative	2,080	1,908	6,187	5,852
Sales and marketing	1,254	1,283	3,849	3,753
Management fees	703	667	1,958	1,881
Property operations and maintenance	832	798	2,497	2,287
Energy and utilities	727	606	2,176	1,968
Property taxes	1,959	1,863	5,713	5,487
Other fixed expenses	125	128	364	361
Total hotel expenses	15,331	14,471	46,386	43,591

Same-Property EBITDA	$8,055	$6,745	$18,146	$16,124

Same-Property EBITDA Margin	34.4%	31.8%	28.1%	27.0%

Notes:

This schedule of hotel results reflects the Company's 49% ownership interest in the Manhattan Collection for the three months ended September 30 and only includes information for the six hotels that comprise the Manhattan Collection as of September 30, 2014. This schedule of hotel results reflects the Company's 49% ownership interest in the Manhattan Collection for the nine months ended September 30 and only includes information for the six hotels that comprise the Manhattan Collection as of September 30, 2014. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Inclusion Reference Table

Hotels	Q1	Q2	Q3	Q4

DoubleTree by Hilton Bethesda-Washington DC	X	X	X	X
Sir Francis Drake	X	X	X	X
InterContinental Buckhead	X	X	X	X
Hotel Monaco Washington DC	X	X	X	X
The Grand Hotel Minneapolis	X	X	X	X
Skamania Lodge	X	X	X	X
Le Meridien Delfina Santa Monica	X	X	X	X
Sofitel Philadelphia	X	X	X	X
Argonaut Hotel	X	X	X	X
The Westin San Diego Gaslamp Quarter	X	X	X	X
Hotel Monaco Seattle	X	X	X	X
Mondrian Los Angeles	X	X	X	X
Viceroy Miami	X	X	X	X
W Boston	X	X	X	X
Manhattan Collection	X	X	X	X
Hotel Zetta	X	X	X	X
Hotel Vintage Seattle	X	X	X	X
Hotel Vintage Plaza Portland	X	X	X	X
W Los Angeles - Westwood	X	X	X	X
Hotel Palomar San Francisco	X	X	X	X
Embassy Suites San Diego Bay - Downtown	X	X	X	X
The Redbury Hotel	X	X	X	X
Hotel Modera	X	X	X	X
Radisson Hotel Fisherman's Wharf	X	X	X	X
The Prescott Hotel			X	X
The Nines Hotel			X	X

Notes:

A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company’s third quarter Same-Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin include all of the hotels the Company owned as of September 30, 2014. Results for the Manhattan Collection reflect the Company's 49% ownership interest. Operating statistics and financial results may include periods prior to the Company’s ownership of the hotels.

The Company’s September 30 year-to-date Same-Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin include all of the hotels the Company owned as of September 30, 2014, except for the Prescott Hotel and The Nines Hotel in Q1 and Q2. Results for the Manhattan Collection reflect the Company's 49% ownership interest. Operating statistics and financial results may include periods prior to the Company’s ownership of the hotels.

The Company's estimates and assumptions for Same-Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin for the Company's 2014 Outlook include the hotels owned as of September 30, 2014. The operating statistics and financial results in this press release may include periods prior to the Company’s ownership of the hotels. The hotel operating estimates and assumptions for the Manhattan Collection included in the Company's 2014 Outlook only reflect the Company's 49% ownership interest in those hotels.

Pebblebrook Hotel Trust
Historical Operating Data - Entire Portfolio
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:
	First Quarter 2013	Second Quarter 2013	Third Quarter 2013	Fourth Quarter 2013	Full Year 2013

Occupancy	79%	87%	88%	81%	84%
ADR	$195	$221	$230	$224	$218
RevPAR	$155	$192	$202	$181	$183

Hotel Revenues	$142.7	$173.8	$178.4	$169.2	$664.2
Hotel EBITDA	$30.8	$55.3	$57.9	$49.7	$193.7

	First Quarter 2014	Second Quarter 2014	Third Quarter 2014

Occupancy	80%	88%	90%
ADR	$209	$238	$250
RevPAR	$168	$209	$225

Hotel Revenues	$153.8	$184.0	$194.9
Hotel EBITDA	$37.3	$61.6	$70.1

Notes:

These historical hotel operating results include information for all of the hotels the Company owned as of September 30, 2014. The hotel operating results for the Manhattan Collection only include 49% of the results for the 6 properties to reflect the Company's 49% ownership interest in the hotels. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Operating Data - Wholly Owned
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:
	First Quarter 2013	Second Quarter 2013	Third Quarter 2013	Fourth Quarter 2013	Full Year 2013

Occupancy	78%	87%	88%	80%	83%
ADR	$192	$211	$224	$210	$210
RevPAR	$151	$183	$196	$167	$174

Hotel Revenues	$126.4	$151.6	$157.2	$144.2	$579.5
Hotel EBITDA	$29.1	$47.6	$51.2	$40.1	$168.0

	First Quarter 2014	Second Quarter 2014	Third Quarter 2014

Occupancy	80%	87%	90%
ADR	$209	$229	$244
RevPAR	$167	$200	$219

Hotel Revenues	$137.2	$159.5	$171.5
Hotel EBITDA	$36.0	$52.8	$62.0

Notes:

These historical hotel operating results include information for all of the hotels the Company owned as of September 30, 2014, except for the Company's 49% interest in the Manhattan Collection. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Operating Data - Manhattan Collection
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:
	First Quarter 2013	Second Quarter 2013	Third Quarter 2013	Fourth Quarter 2013	Full Year 2013

Occupancy	86%	88%	90%	89%	88%
ADR	$212	$292	$276	$315	$274
RevPAR	$183	$258	$247	$280	$242

Hotel Revenues	$16.3	$22.2	$21.2	$25.0	$84.7
Hotel EBITDA	$1.7	$7.6	$6.7	$9.6	$25.7

	First Quarter 2014	Second Quarter 2014	Third Quarter 2014

Occupancy	84%	92%	92%
ADR	$213	$298	$288
RevPAR	$179	$275	$266

Hotel Revenues	$16.6	$24.5	$23.4
Hotel EBITDA	$1.3	$8.8	$8.1

Notes:

These historical hotel operating results include only information from the 6 hotel properties in the Manhattan Collection. The hotel operating results for the Manhattan Collection only include 49% of the results for the 6 properties to reflect the Company's 49% ownership interest in the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.